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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
ebix.com, Inc.

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 26, 2000, included in this Form 10-K into the Company's previously filed Registration Statements on Forms S-8 and S-3/A (File Nos. 333-46066, 333-23261, 333-12781, 33-62427, 33-62901).



ARTHUR ANDERSEN LLP

Chicago, Illinois
March 27, 2001